                                                                    Exhibit a(3)

                           CITIFUNDS TAX FREE RESERVES

                                    AMENDMENT
                             TO DECLARATION OF TRUST

         The undersigned, constituting a majority of the Trustees of CitiFunds Tax Free Reserves (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated June 21, 1985, as amended (the "Declaration"), do hereby amend Section 1.1 of the Declaration by deleting Section 1.1 in its entirety and replacing it with the following:

                  Section 1.1 Name. The name of the trust created hereby is "Citi Tax Free Reserves."

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of this 23rd day of October, 2000.


PHILIP W. COOLIDGE                          C. OSCAR MORONG, JR.
-------------------------------             -------------------------------
PHILIP W. COOLIDGE                          C. OSCAR MORONG, JR.
As Trustee and Not Individually             As Trustee and Not Individually


E. KIRBY WARREN                             WALTER E. ROBB III
-------------------------------             -------------------------------
E. KIRBY WARREN                             WALTER E. ROBB III
As Trustee and Not Individually             As Trustee and Not Individually